SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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EVCI Career Colleges Holding Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 2, 2005

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2005 Annual Stockholder's Meeting to be held at Zuppa Restaurant, 59-61 Main Street, Yonkers, N.Y. 10701, on Monday, June 13, 2005, at 11:00 a.m. local time.

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

At this year's meeting, we will be asking our stockholders to elect Richard Goldenberg and Elie Housman as directors and to approve:

•	amendments made by our Board of Directors to our 2004 Incentive Stock Plan that increase by 500,000 to 1,700,000 the number of shares available for awards and increase by 2,500 to 10,000 the number of shares underlying automatic option grants to our independent directors. Our Board of Directors believes that a mix of cash and stock incentives is critical to EVCI's ability to attract, retain and motivate our key personnel. Stock incentives enable us to use cash for other purposes and further align the interests of management with our stockholders as we continue to meet our goals of increasing shareholder value by improving our performance and increasing our revenues and profitability.

•	the ratification of the selection of our independent auditors.

We hope that you will come to the Annual Meeting in person. Even if you plan to come, we strongly encourage you to vote now. Instructions on voting by Internet, telephone or mail are shown on your proxy and in the Proxy Statement. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted. Your vote is important and will be greatly appreciated.

If you have any questions about the matters to be voted on at the Annual Meeting or you need help voting your shares, please call MacKenzie Partners, Inc., who is assisting us with the solicitation of proxies, at (212) 929-5500 or toll free at (800) 322-2885.

/s/ Dr. John J. McGrath
Dr. John J. McGrath
Chief Executive Officer and President

EVCI Career Colleges Holding Corp.
__________________________

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

TIME	11 a.m., local time, on Monday, June 13, 2005.

PLACE	Zuppa Restaurant, 59-61 Main Street, Yonkers, N.Y. 10701.

PURPOSES	• To elect two members of Class 3 of the Board of Directors to serve for three year terms.

• To approve amendments to the 2004 Incentive Stock Plan (the “2004 Plan).

• To ratify the selection of Goldstein Golub Kessler LLP as our independent auditors for the 2005 fiscal year.

• To transact any other business that properly comes before the Meeting or any adjournment of the Meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on April 25, 2005.

By order of the Board of Directors,

/s/ Joseph D. Alperin
Joseph D. Alperin
Secretary
May 2, 2005
Yonkers, New York

HOW TO VOTE

Your vote is important. You may vote on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

EVCI CAREER COLLEGES HOLDING CORP.

PROXY STATEMENT

TABLE OF CONTENTS

Page

General Information About the Solicitation	1

Election of Directors	4

Executive Compensation	12

Security Ownership of Certain Beneficial Owners and
Management	19

Approval of Amendments to the 2004 Plan	20

Ratification of Selection of Independent Auditors	25

Requirements, Including Deadlines, for Submission
of Stockholder Proposals and Nominations of Directors	27

Other Matters	28

2004 Amended and Restated Incentive Stock Plan	Annex A

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of EVCI Career Colleges Holding Corp. (Nasdaq: EVCI) of proxies to be used at EVCI’s Annual Meeting of Stockholders to be held on Monday, June 13, 2005, and at any adjournment or postponement of the Meeting. “We”, “our”, “us” and “EVCI” all refer to EVCI Career Colleges Holding Corp. and, with respect to executive compensation, its wholly-owned subsidiary, unless the context requires otherwise. We refer to our wholly-owned subsidiary Interboro Institute, Inc., as “Interboro.” The proxy materials are first being mailed on or about May 2, 2005.

Who may vote

You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on April 25, 2005. At the close of business on April 25, 2005, a total of 12,429,603 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to vote

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

If you vote by telephone or on the Internet you do not need to return your proxy card. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 8:00 p.m. on June 10, 2005.

Vote by telephone

You can vote by calling the toll-free number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

Vote on the Internet

You also can vote on the Internet. The Website for Internet voting is indicated on your proxy card. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Vote by mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Continental Stock Transfer and Trust Company in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to EVCI Career Colleges Holding Corp., c/o Continental Stock Transfer and Trust Company, 17 Battery Place, New York N.Y. 10004, Attention Proxy Department, 8th floor.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy

You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting.

•	by timely delivery of written instruction revoking your proxy to the Secretary of EVCI Career Colleges Holding Corp., 1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701.

•	by timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet.

•	by voting in person at the Annual Meeting.

How votes will be counted

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced. “Broker non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast.

The votes cast “for” must exceed the cast “against” to approve each other matter voted on at the Meeting.

Abstentions and “broker non-votes” are not counted in the election of directors or the approval of any other matter.

Votes that are withheld or shares that are not voted will have no effect on the outcome of any matter voted on.

List of stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 1 Van Der Donck Street, 2nd Floor,Yonkers, NY 10701.

Cost of this proxy solicitation

We will pay the cost of the proxy solicitation. We have retained the services of MacKenzie Partners, Inc. to assist us in the solicitation of proxies. We will pay MacKenzie Partners a fee of $5,000 for its services and will reimburse it for certain expenses estimated to be not more than $5,000. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. We expect that some of our officers, directors and employees will solicit proxies by telephone, facsimile, e-mail, or personal contact. None of these officers, directors or employees will receive any additional or special compensation for doing this.

ELECTION OF DIRECTORS

General

Our Board of Directors has seven members and is divided into three classes. Four of our directors are “independent” under Rule 4200 (a)(15) of the Nasdaq Stock Market. Class 1 has three directors and Classes 2 and 3 have two directors. Each Class is normally elected for a three-year term. Class 3 will be elected at the 2005 Annual Meeting for a three-year term expiring at our 2008 Annual Meeting.

Management’s nominees for election as directors were recommended by our nominating committee and approved by our board of directors. Your proxy will be voted FOR the election of the two management nominees named below who are members of Class 3, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

Director nominees

The following are management’s Class 3 director nominees.

Name	Director Since

Richard Goldenberg	1997

Elie Housman	2002

Directors and executive officers

The following table lists our directors and executive officers.

Name	Age	Positions with EVCI and Interboro

Dr. Arol I. Buntzman(1)	62	Chairman of the Board and Class 1 director of EVCI, Chairman of the Board and Chancellor of Interboro

Dr. John J. McGrath(1)	52	Chief Executive Officer and President and Class 2 director of EVCI and Chief Executive Officer and Vice Chairman of the Board of Interboro

Richard Goldenberg(1)	59	Chief Financial Officer and Class 3 director of EVCI and Chief Financial Officer of Interboro

Joseph D. Alperin(1)	62	EVCI’s General Counsel, Vice President for Corporate Affairs and Secretary

Royce N. Flippin, Jr.(2)	71	EVCI Class 2 director and Audit, Compensation and Nominating Committee member

Philip M. Getter(2)	68	EVCI Class 1 director and Audit Committee Chairman

Dr. Donald Grunewald(2)	71	EVCI Class 1 director, Compensation and Nominating Committee member and director of Interboro

Elie Housman(2)	68	EVCI Class 3 director and Audit and Compensation Committee member

(1) Executive officer.
(2) Independent director.

Biographical information provided to us by our directors and executive officers follows:

Dr. Arol I. Buntzman has served as Chairman of the Board of EVCI since its inception in March 1997 and Chairman of the Board of Interboro since it was acquired by us in January 2000. He also served as EVCI’s Chief Executive Officer from March 1998 through December 2002 and Interboro’s Chief Executive Officer from January 2000 through December 2002. He became Chancellor of Interboro on January 1, 2003. From September 1992 through July 1995, he was an adjunct professor and the director of the weekend program, a college program for working adults, at Mercy College, Dobbs Ferry, New York.

Dr. Buntzman received a doctorate in education through the executive leadership program of Fordham University’s Graduate School of Education in May 1995, a professional diploma in educational administration from Fordham University’s Graduate School of Education in May 1993 and a Masters of Business Administration from Arizona State University in September 1970. His doctoral dissertation focused on using live interactive video conferencing as an educational delivery method for graduate education programs.

Dr. John J. McGrath served as President of EVCI from its inception until January 1, 2003, when he became Chief Executive Officer and President of EVCI and Chief Executive Officer of Interboro. He has served as a director of EVCI since its inception. He has also been Vice Chairman of the Board of Interboro since January 2000.

From January 1995 to February 1997, Dr. McGrath served as Special Assistant to the President of Mercy College, Dobbs Ferry, New York. From September 1992 through December 1994, he served as Assistant Vice-President for extension centers of Mercy College where he was responsible for establishing and managing seven college extension centers in New York City and Westchester County, New York. He also served as the Dean of the White Plains Campus of Mercy College from 1990 through 1993.

Dr. McGrath holds a Ph.D. from the Fordham University Graduate School of Arts and Sciences, with a specialization in law and criminal justice.

Joseph D. Alperin has served as EVCI’s General Counsel and Vice President for Corporate Affairs since joining EVCI on January 1, 2004. For more than 35 years prior thereto he was in private practice, including as securities and mergers and acquisitions counsel to EVCI since 1997 while a partner at Fischbein Badillo Wagner Harding in New York City. Mr. Alperin received his J.D. degree from Fordham University.

Richard Goldenberg has served as Chief Financial Officer of EVCI from its inception and Chief Financial Officer of Interboro since January 2000. He has been a director of EVCI since its inception and a director of Interboro since January 2000. From 1986 through September 1996, he served as Vice-President, Treasurer and Secretary of Celadon Group, Inc., a publicly traded transportation company. He has a B.B.A. in accounting from Baruch College, CUNY.

Dr. Donald Grunewald has served as a director of EVCI since February 2003 and a director of Interboro since January 2000. He has been a member of EVCI’s Compensation and Nominating Committees since July 2004. Since 1986, he has been a Professor of Management at the Hagan School of Business of Iona College, in New Rochelle, New York. From 1972 to 1984, he was President and Chief Executive Officer of Mercy College. While he headed Mercy College it grew substantially, including by increasing its enrollment from 1,500 undergraduate students to more than 10,000 undergraduate and graduate students, significantly increasing the size of its main campus, opening a branch campus in Yorktown Heights, New York and opening an extension in each of the Bronx, Yonkers, Peekskill and White Plains, New York.

Since 1991, Dr. Grunewald has been President of Adam Smith University, a correspondence school he co-founded, initially to help military personnel obtain equivalent degrees. It operates from Liberia and the Commonwealth of the Northern Mariana Islands, and currently serves international students, primarily in developing countries in Africa, Asia, and Latin America.

Dr. Grunewald has published widely on business and management related topics. He received an A.M., M.B.A. and D.B.A. degree from Harvard University. His D.B.A. focus was in business administration and government policy.

Royce N. Flippin, Jr. has been a director and a member of EVCI’s Audit Committee since February 1999. He has been a member of EVCI’s Compensation and Nominating Committees since July 2004. He has served, since 1992, as President of Flippin Associates, a consulting firm focusing on the development of resources, programs and new markets and human resource management for career planning, communication and leadership skills. After serving as a tenured professor and Director of Athletics at MIT from 1980 to 1992, he was a director of program advancement at MIT from 1992 to 1999, in which capacity he provided consulting services to the MIT Office of Individual Giving - Resource Development regarding projects that include technology transfers, individual gift bequests and the recently dedicated MIT athletic center. Between August 2000 and January 2004, Mr. Flippin was a senior managing director of Universal Genesis, LLC, a privately owned financial services and development company. Mr. Flippin is a Trustee or Board member of several profit and non-profit organizations, including Ariel Investment Trust, a mutual fund management company, and The Princeton Club of New York. Mr. Flippin holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business Administration.

Philip M. Getter has been a director since May 1999 and a member and Chairman of EVCI’s Audit Committee since November 2001. Since December 2000, he has been a partner of DAMG Capital LLC, an investment bank. From March 1996 to December 2000, he served as a managing director and head of corporate finance of Prime Charter Ltd., the lead underwriter of EVCI’s IPO. Mr. Getter has more than 35 years of experience in the securities industry. From 1975 to 1982, he was Chairman and Chief Executive Officer of Generics Corporation of America, a public company that was one of the largest generic drug companies in the U.S. He has been a member of the League of American Theatres and Producers, serves as advisor to the American Theatre Wing and is a Trustee of the Kurt Weill Foundation for Music. Mr. Getter has produced events for Broadway, film and television. Mr. Getter received his B.S. in industrial relations from Cornell University.

He is chairman of the audit committees of InkSure Technologies Inc. (Nasdaq: INKS.OB) and ICTS International N.V. (Nasdaq: ICTS). InkSure specializes in comprehensive security solutions designed to protect branded products and documents of value from counterfeiting, fraud and diversion. ICTS is principally engaged in providing manpower-based aviation security services in the Netherlands and non-security related manpower-based general aviation services in the United States.

Elie Housman has been a director and member of EVCI’s Audit Committee since February 2002. He has been a member of EVCI’s Compensation Committee since July 2004. Since June 2001, he has been an independent consultant. Prior thereto for more than 10 years, Mr. Housman was a principal and then a consultant to Charterhouse Group International, Inc., a private equity firm. He is Chairman of the Board of InkSure Technologies Inc. and a director of ICTS International N.V. and Top Image Systems, Ltd. (Nasdaq: TISA). Top Image is a provider of digital information recognition, data capture and content delivery solutions for forms processing, e-forms and mobile applications. Mr. Housman received a B.A. and M.A. in economics from the New School for Social Research.

Information about the Board and its committees

Since February 2003, our Board of Directors has consisted of seven members, four of whom have been, and continue to be, independent under the applicable Nasdaq listing standards. During 2004, our Board of Directors met six times.

Below is a brief description of each committee of the Board of Directors. The Board has determined that each committee member is independent under applicable Nasdaq listing standards, including that each member is free of any relationship that would interfere with his exercise of independent judgment. Each committee has a charter that is available on EVCI’s Internet website at www.evcinc.com. Click on “About us” and then on the name of the charter you want to view. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Audit Committee

The Audit Committee assists the Board of Directors with the oversight of:

•	the integrity of EVCI’s financial statements and internal controls

•	EVCI’s compliance with legal and regulatory requirements

•	the independent auditor’s qualifications and independence

•	the performance of EVCI’s internal audit function

•	the performance of the independent auditor

The Committee is also responsible for the appointment (subject to approval by EVCI’s stockholders), compensation and retention of the independent auditor.

Royce N. Flippin, Jr., Philip M. Getter and Elie Housman constitute our Audit Committee. It is the opinion of the Board of Directors that each of them has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board of Directors has also determined that Philip M. Getter, Chairman of the Audit Committee, is a financial expert as defined by the SEC. The Audit Committee met four times during 2004.

Compensation Committee

The purposes of the Compensation Committee are to:

•	establish annual and long-term performance goals and objectives for EVCI’s executive officers

•	recommend to the Board for determination the compensation of EVCI’s Chairman, Chief Executive Officer and other executive officers

•	if required or deemed desirable, produce an annual report on executive compensation for inclusion in EVCI’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission.

Royce N. Flippin, Jr., Donald Grunewald and Elie Housman constitute the Compensation Committee. The Compensation Committee met once during 2004.

Nominating Committee

The purposes of the Nominating Committee are to:

•	identify individuals who are qualified to become Board members

•	recommend to the Board, for its selection, director nominees for the next annual meeting of stockholders and to fill vacancies on the Board.

There are no minimum qualifications the Nominating Committee believes must be met by a nominee for a position on our Board. The Nominating Committee is guided by the criteria set forth in its Charter, including:

•	the ability to be an independent director

•	education, experience and business acumen

•	professional experience that is relevant to EVCI’s business and strategic plans

•	willingness and ability to make the necessary commitment required to perform the duties as a board member

•	a desire and ability to help enhance stockholder value

•	character and ethics

•	reputation

In determining whether to elect a director or to nominate any person for election by our stockholders, the Nominating Committee and the Board assess the appropriate size of the Board of Directors, consistent with our bylaws, and whether any vacancies on the Board are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates to fill each vacancy that are recommended by the Nominating Committee. Candidates may come to the attention of the Nominating Committee through a variety of sources, including from current members of the Board, stockholders, or other persons.

The Nominating Committee will consider properly submitted proposed nominations by stockholders who are not directors, officers, or employees of EVCI on the same basis as candidates proposed by any other person. Stockholders can make proposals as provided below under the caption “Requirements, Including Deadlines, for Submission of Stockholder Proposals and Nominations of Directors.”

Royce N. Flippin, Jr. and Donald Grunewald constitute our Nominating Committee. The Nominating Committee did not meet during 2004.

Report of the Audit Committee

Management is responsible for EVCI’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. EVCI’s independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on EVCI’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

•	EVCI’s financial statements are presented in accordance with accounting principles generally accepted in the United States,

•	the audit of EVCI’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States or

•	EVCI’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in EVCI’s 2004 annual report on form 10-KSB, the Audit Committee:

•	reviewed and discussed the audited financial statements with management,

•	discussed with our independent auditors the materials required to be discussed by SAS 61,

•	reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and

•	based on the foregoing review and discussion, recommended to the Board of Directors that the audited consolidated financial statements be included in EVCI’s 2004 annual report on Form 10-KSB.

Philip M. Getter, Audit Committee Chairman
Royce N. Flippin, Jr., Audit Committee member
Elie Housman, Audit Committee member

Communications with the Board

EVCI does not have formal procedures for stockholder communication with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to EVCI’s corporate secretary at 1 Van Der Donck Street, 2nd Floor, Yonkers, NY 10701, with a request to forward it to the intended recipient. In general, all stockholder communication delivered to EVCI’s corporate secretary for forwarding to the Board or specified Board members will be forwarded in accordance with the stockholder’s instructions. However, the corporate secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate material.

EVCI encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. All of EVCI’s directors attended our Annual Meeting held July 27, 2004.

EXECUTIVE COMPENSATION

Summary compensation table

The following table shows compensation earned for the years ended December 31, 2004, 2003 and 2002 by EVCI’s Chief Executive Officer and its other highest paid executive officers who earned more than $100,000 in 2004.

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(3)	Common Stock Underlying Options	All Other Compensation(5)
Dr. John J. McGrath Chief Executive Officer and President of EVCI and Chief Executive Officer of Interboro	2004 2003 2002	$266,654(1) 240,000 204,230	$220,000(2) 75,000 8,750	- - -	113,490(4) 51,510 130,000	$4,059 749 637

Dr. Arol I. Buntzman Chairman of EVCI and Chairman and Chancellor of Interboro	2004 2003 2002	325,620(1) 301,500 346,500	330,000(2) 150,000 14,437	$ 6,880 13,560 -	204,281(4) 140,719 330,000	4,186 936 936

Richard Goldenberg Chief Financial Officer of EVCI and Interboro	2004 2003 2002	194,100(1) 175,000 157,115	- 25,000 6,667	- - -	45,396 19,604 40,000	953 546 490

Joseph D. Alperin General Counsel, Vice President for Corporate Affairs and Secretary	2004(6)	204,985(1)	15,000	-	115,000	4,624

(1)	Includes a car allowance: Dr. McGrath $7,454, Mr. Goldenberg $5,100 and Mr. Alperin $4,985.
(2)	Earned as a result of an increase by more than 35% in EVCI’s diluted earnings per share for 2003, pursuant to a one year bonus plan described in our proxy statement for our 2004 annual meeting.
(3)	Consists of reimbursement of medical costs not covered by EVCI’s health insurance.
(4)	Excludes options earned pursuant to the bonus plan referred to in footnote (2) but not granted until February 24, 2005 under EVCI’s 2004 Plan as follows: Dr. McGrath 240,000 shares and Dr. Buntzman 360,000 shares.
(5)	For 2004, consists of matching 401(k) contributions and term life insurance premiums: Dr. McGrath $3,250 and $809, Dr. Buntzman $3,250 and $936, Mr. Goldenberg $363 and $590 and Mr. Alperin $4,000 and $624. For 2003 and 2002, consists of term life insurance premiums. The term life insurance coverage equals base salary subject to a maximum of $300,000.
(6)	Mr. Alperin became an EVCI employee on January 1, 2004.

Option grants in last fiscal year

Name	Number of Shares of Common Stock Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Market Price on Date of Grant (1)	Expiration Date

Dr. John J. McGrath	56,604(2) 56,886(3)	9.7 9.7	$4.70 10.715	$10.715 -	07/26/09 07/26/09

Dr. Arol I. Buntzman	101,886(2) 102,395(3)	17.4 17.4	4.70 10.715	10.715 -	07/26/09 07/26/09

Richard Goldenberg	22,641(2) 22,755(3)	3.9 3.9	4.70 10.715	10.715 -	07/26/09 07/26/09

Joseph D. Alperin	90,000(4) 25,000(5)	15.4 4.3	4.70 6.935	5.66 -	12/31/08 09/13/09

(1)	If exercise price is less than market price on date of grant. Market price is the average of the high and low sales prices of our common stock on the date of grant.
(2)	Grant was approved by our stockholders on July 27, 2004. The options became exercisable as to one-third of the shares on November 11, 2004. They become exercisable as to an additional one-third of the shares on November 11, 2005 and 2006. While not granted under the 2004 Plan, they are governed by an agreement approved by the committee administering the 2004 Plan.
(3)	Grants were approved by our stockholders on July 27, 2004. The options were granted under the 2004 Plan and became exercisable as to all of the shares on November 11, 2004.
(4)	Granted as a material inducement to Mr. Alperin’s becoming an EVCI employee and approved by EVCI’s independent directors. The options became exercisable as to 45,000 shares on December 31, 2004. The remaining options become exercisable on December 31, 2005.
(5)	Granted under the 2004 Plan. The options become exercisable as to one-third of the shares on September 14, 2005, 2006 and 2007.

Aggregated option exercises in 2004 and 2004 year-end option values

The persons listed in the following table did not exercise any options in 2004.

	Number of Shares of Common Stock Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. John J. McGrath	222,946	72,054	$1,344,126	$451,633

Dr. Arol I. Buntzman	520,168	154,832	3,416,088	1,054,677

Richard Goldenberg	76,835	28,171	431,492	175,038

Joseph D. Alperin	45,000	70,000	220,500	287,125

(1) Based on $9.60 per share, the December 31, 2004 last sale price reported on Nasdaq.

Director compensation

In 2004, our independent directors who were paid fees of $3,000, and travel expenses for attending in person each meeting of the Board of Directors and each Audit and Compensation Committee meeting. In addition, Mr. Getter received an additional $1,000 per month for his services as Chairman of the Audit Committee. Commencing April 1, 2005, each independent director began receiving a monthly retainer of $1,250.

On July 27, 2004, each non-employee director was granted a “makeup option” to purchase 7,884 shares of common stock under our 2004 Plan. These options are exercisable at $10.715 per share and vest in three equal installments. The first installment vested on the date of grant and the second and third installments vest on the next two anniversaries of the grant date. These and other options granted to our independent directors under the 2004 Plan have a term of 10 years and an exercise price that is 100% of the fair market value per share of EVCI’s common stock on the date of grant.

Our board is recommending that stockholders approve at this meeting an amendment to the 2004 Plan that would increase from 7,500 to 10,000 the number of shares underlying options granted to an independent director upon joining the board and, thereafter, on March 1 of each year provided he or she is then an independent director and has served on the Board for at least the preceding six months.

An independent director who has been granted stock or options by EVCI under a consulting or other arrangement is ineligible to receive any subsequent automatic grants unless the Board determines otherwise.

Employment agreements

Each of Dr. Buntzman, Dr. McGrath, Mr. Goldenberg and Mr. Alperin has an employment agreement with EVCI.

The agreement with Dr. Buntzman expires December 31, 2007, and provides for his employment as Chairman of EVCI and Chairman and Chancellor of Interboro Institute. He is required to spend a minimum of three days per week performing his duties and his annual salary became $630,000, retroactive to January 1, 2005. He is also required to coordinate his performance with EVCI’s Chief Executive Officer and to refrain from being employed by or managing any other business.

The agreement with Dr. McGrath expires December 31, 2007, and provides for his employment as Chief Executive Officer and President of EVCI and Chief Executive Officer of Interboro. He is required to spend his full business time performing his duties and his annual salary became $490,000, retroactive to January 1, 2005.

The agreement with Mr. Goldenberg expires December 31, 2005, and provides for his employment as Chief Financial Officer of EVCI and Interboro. He is required to spend his full business time performing his duties and his annual salary became $210,000, retroactive to January 1, 2005.

The agreement with Mr. Alperin expires December 31, 2005, and provides for his employment as General Counsel and Vice President for Corporate Affairs of EVCI. He is required to spend his full business time performing his duties and his annual salary became $260,000, retroactive to January 1, 2005.

Each of Dr. Buntzman’s and Dr. McGrath’s employment agreement provides for an annual cash and option grant bonus plan based on increases in EVCI’s income from operations from year to year:

•
Income from operations is determined after having accrued and, therefore, expensed the full amount of the cash bonuses for each of Dr.’s Buntzman and McGrath and after having expensed the compensation cost of all outstanding options, including as required by SFAS 123(R) for periods after EVCI is required to adopt SFAS 123(R). In computing income from operations for the comparison of 2005 to 2004, the results from operating the Pennsylvania School of Business, Inc. and any other acquisition made in 2005 are excluded.

•
An annual cash bonus based on the percentage increase in EVCI’s income from operations over the immediately preceding fiscal year. If the increase in income from operations is 25%, the bonus will be $790,000 for Dr. Buntzman and $490,000 for Dr. McGrath. If the percentage increase is more or less than 25%, the cash bonus will be adjusted so it is the product of $790,000, in the case of Dr. Buntzman, and $490,000 in the case of Dr. McGrath, by a fraction, the numerator of which is the percentage increase in income from operations and the denominator of which is 25%.

•
An annual option grant based on the percentage increase in EVCI’s income from operations over the immediately preceding fiscal year. If the increase in income from operations is 25%, the number of shares covered by the option grant will be 288,032 for Dr. Buntzman and 172,414 for Dr. McGrath. If the percentage increase in income from operation is more or less than 25%, the option grant will be adjusted so it is the product of 288,032, in the case of Dr. Buntzman, and 172,414, in the case of Dr. McGrath, by a fraction, the numerator of which is the percentage increase in income from operations and the denominator of which is 25%.

•
Option grants earned with respect to a fiscal year will be made promptly, but not less than 48 hours, after EVCI has publicly announced its audited results of operations for the fiscal year and the enrollment numbers for its schools for the Spring semester of the immediately succeeding fiscal year. The options that are granted will vest over three years in equal annual installments and will otherwise be governed by EVCI’s incentive stock plan in effect and form of non-qualified stock option agreement in use when the options are granted.

The annual salaries and cash and option grant bonus plans for Drs. Buntzman and McGrath were determined based, in significant part, on the Compensation Committee of Hay Management Consultants.

Each of the four employment agreements entitles the officer to participate in the health insurance, pension and other benefits, if any, generally provided to our employees. In addition, each of Dr. Buntzman and Dr. McGrath are entitled, under their agreements, to 100% reimbursement of the portion of their medical and dental expenses not covered by insurance provided by EVCI. Each of Dr. Buntzman’s and Dr. McGrath’s agreement also entitles him to term life insurance equal to three times his annual salary.

Each of the four employment agreements also provide that, until 18 months after the termination of employment with EVCI, the officer may not induce employees to leave the employ of EVCI or its subsidiaries and may not participate in any capacity in any business activities, within 75 miles of any college, school or office operated by EVCI or its subsidiaries, that compete with the business then being conducted by them.

EVCI can terminate the employment of the officer upon permanent disability or for cause. If terminated upon death or permanent disability, a lump sum payment is due of 12 months’ salary, in the cases of Drs. Buntzman and McGrath, and three months’ salary, in the cases of Mr. Alperin and Mr. Goldenberg. In addition, benefits would continue for 12 months, in the case of Drs. Buntzman and McGrath, and six months in the case of Mr. Goldenberg and Mr. Alperin.

If the employment of Dr. Buntzman or Dr. McGrath is terminated by EVCI without cause or by such officer for good reason, EVCI must continue to pay such officer’s salary and continue his benefits for 36 months. If Mr. Goldenberg’s employment is terminated by EVCI without cause or by him for good reason, EVCI must continue to pay his salary for the unexpired portion of the employment term and continue his benefits for six months. If Mr. Alperin’s employment agreement is terminated by EVCI without cause or by him for good reason, EVCI must continue to pay his salary for the greater of 12 months and the unexpired portion of the employment term and continue his benefits for 12 months.

Cause, good reason, permanent disability and benefits are defined terms in each employment agreement.

Change of control agreements

EVCI has agreements in the same form with each of Dr. Buntzman, Dr. McGrath and Mr. Goldenberg providing for payments to such officer in the event his employment with EVCI is terminated after a change in control of EVCI during the term of the agreement. A change of control means any of the following:

•	any person, other than the officer, becomes the beneficial owner of 25% or more of our voting securities; or

•
during any consecutive three years, EVCI’s directors at the beginning of such three year period and any new director whose election was approved by at least two-thirds of the directors, cease to constitute a majority of the Board; or

•
our stockholders approve a merger or consolidation other than one where our outstanding voting securities before the transaction constitute 50% or more of the outstanding securities of the entity surviving the transaction or where a recapitalization is effected in which no person acquires 25% or more of EVCI’s voting securities; or

•	our stockholders approve a total liquidation of EVCI or sale of all or substantially all of EVCI’s assets.

The agreement expires December 31, 2005, but is subject to automatic extension for successive one-year terms, unless otherwise terminated by either party. The agreement requires severance payments to the officer of 2.99 times the sum of his base salary and the highest annual bonus, if any, paid to such officer during the three previous years and the continuation of his health insurance benefits. These payments are required to be made in equal installments over a 36-month period and insurance benefits are required to be continued for 36 months. However, the total payments made to the officer pursuant to the agreement or otherwise as a result of the officer’s employment termination cannot exceed an amount that would make the payments non-deductible by EVCI under the Internal Revenue Code.

If Mr. Alperin’s employment with EVCI is terminated by him for good reason or by EVCI or a successor without cause, following a sale of EVCI, he is entitled to be paid the higher of (i) what he would receive under a written employment agreement with EVCI and (ii) a continuation of his salary and the same medical and dental benefits he then has for 12 months. A sale of EVCI is a sale of all or substantially all of EVCI’s assets, or the issuance by EVCI of shares of voting securities constituting more than 50% of EVCI’s voting securities, after giving effect, to such issuance, or a merger or consolidation in which EVCI does not survive.

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of, and transactions in, our common stock. Based solely upon our review of copies of such reports and written representations from reporting persons that were provided to us, we believe that our officers, directors and 10% stockholders complied with these reporting requirements with respect to 2004, except that Mr. Flippin did not timely file a Form 4 or 5 to reflect sales by his IRA of 4,000 shares of our common stock in January 2004.

Securities authorized for issuance under equity compensation plans

The following table sets forth, as of December 31, 2004, information regarding options under our 1998 incentive plan and 2004 plan, our only active plans, and warrants and options issued under individual compensation arrangements. The 1998 incentive plan and 2004 Plan have been approved by our stockholders. Outstanding options under those plans that are forfeited or cancelled will be available for future grants. All of the options and warrants are for the purchase of our common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a) (c)

Equity compensation plans approved by security holders	1,301,187	$3.68	888,261(2)

Equity compensation plans not approved by security holders	310,000(1)	7.18	-

	1,611,187	8.35	888,261(2)

(1)	Options to purchase 90,000 shares at $4.70 per share were granted on January 1, 2004 to Joseph D. Alperin, our General Counsel and Vice President for Corporate Affairs, in accordance with a Nasdaq listing standard that exempted the grant from the requirement of stockholder approval. The remaining individual compensation arrangements consist of currently exercisable warrants and options issued to consultants and advisors to purchase: 100,000 shares at $7.00 per share until March 2005 that were fully exercised in the first quarter 2005; 50,000 shares at $12.00 per share until May 2006; 25,000 shares at $16.09 per share until April 2007; and 45,000 shares at $2.25 per share until September 2008.

(2)	Includes 1833 shares available under the 1998 incentive plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2005, the beneficial ownership of our common stock by each person (or group of affiliated persons) known by EVCI to own beneficially more than 5% of the outstanding shares of common stock, each director and executive officer of EVCI, and all EVCI directors and executive officers as a group. Our knowledge regarding such ownership is based solely on filings with the SEC of Schedules 13D or 13G or upon responses to written inquiry made by us. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Dr. Arol I. Buntzman	629,724(1)	4.85
Dr. John J. McGrath	270,604(2)	2.14
Richard Goldenberg	103,464(3)	*
Joseph D. Alperin	45,000(4)	*
Royce N. Flippin, Jr.	17,608(5)	*
Philip M. Getter	29,295(4)	*
Dr. Donald Grunewald	12,828(6)	*
Elie Housman	17,628(4)	*
FMR Corp. 82 Devonshire Street Boston, MA 02109	1,523,867(7)	12.26
Wellington Management Company, LLP 75 State Street Boston, MA 02109	914,900(8)	7.36
Directors and executive officers as a group (8 persons)	1,126,151(9)	8.40

*	Less than 1%.
(1)	Includes 553,263 shares underlying currently exercisable options.
(2)	Includes 236,258 shares underlying currently exercisable options.
(3)	Includes 81,837 shares underlying currently exercisable options. The remaining shares are owned jointly by Mr.Goldenberg and his wife.
(4)	Shares underlying currently exercisable options.
(5)	Includes 15,128 shares underlying currently exercisable options.
(6)	Includes 12,628 currently exercisable options.
(7)	Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner as a result of acting as investment adviser to various investors companies. For additional information about such beneficial ownership, including shared powers, reference is made to the schedule 13G/A fled by FMR Corp. on February 14, 2005.
(8)	In its capacity as investment adviser, Wellington Management, LLP may be deemed to beneficially own the shares. For additional information about such beneficial ownership, including shared powers, reference is made the Schedule 13G/A filed by Wellington Management Company, LLP on February 14, 2005.
(9)	Includes 991,037 shares underlying currently exercisable options.

APPROVAL OF AMENDMENTS TO THE 2004 PLAN

Amendments

The Board of Directors has amended the 2004 Plan, subject to stockholder approval, as follows:

•	to increase from 1,200,000 to 1,700,000 the number of shares available for awards.

•	to increase from 7,500 to 10,000 the number of shares available for an automatic option grant to a non-employee director on the date he or she first becomes a director and on March 1 of each year, provided he or she is then a non-employee director and has served as a non-employee director for at least the preceding six months.

Reasons for amendments

Since we acquired Interboro in January 2000, EVCI has undergone a complete transformation. EVCI had net revenue of $750,000 and a net loss available to common stockholders of $6.1 million for 1999. For 2004, EVCI had net revenue of $33.1 million and net income available to common stockholders of $6.3 million. Our stockholders equity has increased from $900,000 at December 31, 1999 to $23.9 million at December 31, 2004.

The Board believes EVCI’s successful turn around and dramatic growth is primarily due to the extraordinary skills and efforts of Dr. Arol I. Buntzman, its chairman, and Dr. John J. McGrath, its Chief Executive Officer and President.

Drs. Buntzman and McGrath have been awarded incentive compensation that has included option grants based on improvements in EVCI’s operating results. Most recently, their employment agreements have been amended to provide each of them with an annual cash and option bonus based on increases in EVCI’s income from operations.

There are presently 256,428 shares available for awards under the 2004 plan and 1833 shares available for awards under our 1998 Incentive Plan. While it is not possible to predict the options grants that may be made to Drs. Buntzman and McGrath as a result of increases in EVCI’s income from operations, the Compensation Committee (which administers the 2004 Plan) believes it is necessary to have available a minimum number of shares available under the 2004 Plan sufficient to cover option grants that might be earned by Drs. Buntzman and McGrath, based on our 2005 results, and as a necessary and powerful recruiting and retention tool for EVCI to have the other quality employees it needs to move its business forward.

Our Board of Directors believes that a mix of cash and stock incentives is critical to EVCI’s ability to attract, retain and motivate our key personnel. Stock incentives enable us to use cash for other purposes and further align the interests of management with our stockholders as we continue to meet our goals of increasing shareholder value by improving our performance and increasing our revenues and profitability.

The Compensation Committee recognizes its responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contribution are critical to EVCI’s long-term success. Accordingly, EVCI actively manages its program to use its equity plan resources as effectively as possible. Equity awards are generally limited to those positions deemed critical to EVCI’s future success and to individuals whose personal performance makes them highly valuable to EVCI. As a result, equity awards are generally granted to senior level individual contributors. Equity awards are granted at fair market value at date of grant, typically vest over three years and are exercisable for five years, except that automatic grants to independent directors vest over two years and are exercisable for 10 years. Options may not be repriced without stockholder approval. The Committee anticipates that the additional shares requested will fund the 2004 Plan for up to two years.

The following summary of the 2004 Plan (as amended and restated, subject to stockholder approval at the Annual Meeting) is qualified in its entirety by the full text of the 2004 Plan, a copy of which is attached hereto as Annex A. Sections 3(a) and 10(a) and (b) of the 2004 Plan contain the amendments stockholders are being asked to approve.

General

The 2004 Plan provides for the granting of options and also permits other awards of our common stock, such as stock grants, or awards based on the value of our common stock, such as stock appreciation rights.

The maximum number of shares available for awards is 1,700,000. If an award expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

The 2004 Plan is designed to meet the requirements for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to options and stock appreciation rights.

On April 25, 2005, the last sales price of our common stock, as reported by Nasdaq, was $6.09.

Administration

The 2004 Plan will be administered by a committee of the Board comprised solely of directors who are not employees or consultants to EVCI or any of its affiliated entities are independent under applicable Nasdaq listing standards and who can otherwise qualify as committee members under Rule 16b-3 of the SEC and Section 162(m) of the Code. Our Compensation Committee currently administers the 2004 Plan.

Eligibility

Any employee, director, officer, consultant of or to EVCI or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2004 Plan) is eligible to participate in the 2004 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of EVCI or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase, and/or stock appreciation rights based on the value of, more than 400,000 shares of our common stock.

Term, price and method of payment for stock underlying options

Options granted under the 2004 Plan are to purchase EVCI common stock and may be incentive stock options (“ISOs”) intended to satisfy the requirements of Section 422 of the Code or options not so qualifying, non-statutory options (“NSOs”). ISOs may only be granted to employees. The Committee determines whether the options granted are ISOs or NSOs. An ISO can, however, become an NSO as a result of events including those discussed below under “Federal Income Tax Consequences.” The term of each option is fixed by the Committee, but no option will be exercisable more than 10 years after the date of grant.

The option exercise price is fixed by the Committee at the time the option is granted but cannot be less than 100% of the fair market value per share of EVCI’s common stock on the date of grant. However, the exercise price of an ISO granted to an employee owning more than 10% of EVCI’s common stock, at the time of grant, cannot be less than 110% of the fair market value per share of EVCI’s common stock on the date of grant. Fair market value is defined as the average of the high and low sales price per share of EVCI’s common stock.

The exercise price must be paid in cash or, if permitted by the Company, may be paid with shares of EVCI common stock or with a combination of cash and common stock. Payment in shares of common stock must be made by surrender of shares already owned.

Adjustments to awards

In the event of a corporate transaction that affects awards, the Committee can make adjustments to awards in order to prevent dilution or enlargement of the benefits or potential benefits intended with respect to those awards.

Automatic option grants to non-employee directors

Each director who is not also an employee of EVCI or an affiliated entity is automatically granted an option to purchase 10,000 shares of EVCI’s common stock on the date on which he or she first becomes a director. Each non-employee director is also automatically granted an option to purchase 10,000 shares of common stock on March 1 of each year, starting March 1, 2006, provided he or she is then a non-employee director and, as of such date, he or she has served on the Board of Directors for at least the preceding six months.

Options granted to non-employee directors vest in three annual installments commencing on the date of grant and have a term of 10 years. The exercise price of options granted to non-employee directors must be 100% of the fair market value per share of EVCI’s common stock on the date of grant. A non-employee director who has been granted stock or options by EVCI under a consulting or other arrangement is ineligible to receive any subsequent automatic grants unless the Committee determines otherwise.

Non-transferability

Unless permitted otherwise with respect to transfers of NSOs to immediate family members, no award is transferable by the participant except upon his or her death.

Amendment

The Board may amend the 2004 Plan, except that no amendment may adversely affect the rights of a participant without the participant’s consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with. Stockholders must also approve a reduction in the exercise price of outstanding options and an increase in the maximum number of shares for which awards may be granted under the 2004 Plan.

Federal income tax consequences

The following is a general and brief summary of the federal income tax treatment of stock options granted under the 2004 Plan. It is currently anticipated that stock options will constitute most all of the awards under the 2004 Plan. This discussion is not complete and its application may vary in particular circumstances or as a result of changes in federal income tax laws and regulations.

A participant generally will not incur any U.S. federal income tax liability as a result of the grant of an ISO or NSO.

ISOs. A participant generally will not recognize any income for federal income tax purposes upon exercise of an ISO, although certain participants may be subject to the federal alternative minimum tax upon exercise of an ISO. A participant will recognize income (or loss) upon the subsequent sale of shares of EVCI’s common stock acquired upon exercise of an ISO. If the participant sells the shares before the later of one year after exercise or two years after the grant of the ISO (a disqualifying disposition), the participant will recognize ordinary income in an amount equal to the fair market value of the stock determined on the date of exercise of the ISO (or, if lower, the amount received upon sale of the stock) reduced by the amount the participant paid for the stock. The difference between the amount received upon the sale of the stock and the amount treated as ordinary income in a disqualifying disposition will be considered a capital gain. If the participant sells the shares more than one year after exercise and two years after grant, the difference between the amount received upon the sale of the stock and the amount the participant paid for the stock will be considered a capital gain or loss.

Although designated as ISOs, options will be deemed NSOs to the extent the shares, underlying all ISOs granted to the same person and that become initially exercisable during a calendar year, have an aggregate fair market value exceeding $100,000 as of the date such options were granted.

NSOs. A participant will recognize ordinary income for federal income tax purposes when the participant exercises an NSO. The amount of income recognized upon exercise of an NSO is the fair market value of the shares of EVCI’s common stock acquired upon exercise (determined as of the date of exercise) reduced by the amount the participant paid for the shares. The participant’s tax basis in the shares will equal the fair market value of the shares on the date of exercise and the participant’s holding period will begin on the day after the date of exercise. Any gain or loss upon sale of the shares will be treated as a capital gain or loss. The capital gain or loss will generally be treated as long-term gain or loss if the shares are held for more than one year.

EVCI Deductions. EVCI is generally entitled to a business expense deduction on its federal income tax return with respect to stock options in the same amount and at the same time that participant recognizes ordinary income with respect to the stock option. Amounts treated as capital gain to the participant are not deductible by EVCI.

Termination

Subject to earlier termination by the Board, the 2004 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2004 Plan is approved by stockholders.

Planned grants

Options to purchase shares that can be earned by our Chief Executive Officer and President and by our Chairman under the bonus plan described above would be granted under the 2004 Plan.

Other than automatic grants of options to directors, there are no other current plans or arrangements to grant any awards under the 2004 Plan.

Required vote

The approval of the amendments to the 2004 Plan requires the affirmative vote of a majority of the votes cast at the Meeting on this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of the amendments to the 2004 Plan.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has ratified the selection and retention of Goldstein Golub Kessler LLP, independent auditors, to audit our consolidated financial statements for our fiscal year ending December 31, 2005. GGK has served as our independent auditors since 1997. You are being asked to ratify this appointment at the Annual Meeting. Notwithstanding this appointment, the Audit Committee may select and retain new independent auditors at any time during the year, if the Audit Committee feels that such a change would be in the best interests of EVCI and its stockholders.

Representatives of GGK are expected to be present at the Annual Meeting to respond to appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

Audit and non-audit fees

GGK has a continuing relationship with American Express Tax and Business Services Inc. GGK leases auditing staff from AMEX TBS who are full time, permanent employees of AMEX TBS. GGK partners provide non-audit services through AMEX TBS. As a result of this arrangement, GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employee of GGK. GGK manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

The following table shows the audit fees we were billed by GGK for 2004 and 2003 and the fees we were billed in 2004 and 2003 by GGK or AMEX TBS for other services.

	2004	2003

Audit fees	$124,091	$134,433

Audit related fees	18,570	13,500

Tax fees	37,259	44,400

Arbitration testimony*	22,040	-

Total	$201,960	$192,333

* In arbitration with the former owner of Interboro.

Audit fees were for the audit of EVCI’s annual financial statements, review of financial statements included in EVCI’s 10-QSB quarterly reports, and services that are normally provided by independent auditors in connection with our other filings with the SEC. This category also includes advice on accounting matters that arose during, or as a result of, the audit or review of our interim financial statements.

Audit related fees were for regulatory compliance audits for Interboro.

Tax fees were for services provided by AMEX TBS in the preparation of corporate tax returns and for advice related to the utilization of EVCI’s net operating loss carryforward.

As part of its duties, our Audit Committee pre-approves audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent auditors.

Required vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Meeting on this proposal.

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of GGK as our independent auditors for 2005.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Stockholder proposals that are intended to be included in our proxy statement for our 2006 Annual Meeting pursuant to Proxy Rule 14a-8 must be received by us no later than January 1, 2006, and must otherwise comply with that rule.

A stockholder who intends to present business at the 2005 Annual Meeting, other than pursuant to Rule 14a-8, must comply with the requirements of our by-laws. These requirements are:

•
a stockholder must give written notice to EVCI’s Secretary not less than 90 days and not more than 120 days in advance of the day corresponding to the date of mailing of our proxy materials for the prior year’s Annual Meeting of Stockholders. Therefore, because we anticipate mailing our proxy statement on May 2, 2005, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 1, 2006 and no later than January 31, 2006.

•	In all instances, the notice must state:

o	the name and address of the stockholder.

o	if the stockholder is not a registered holder, the stockholder must provide proof of ownership as required by Rule 14a-8(b)(2).

o	the number of shares of our common stock beneficially owned by such stockholder and, if not also owned of record, the name of the record owner.

o
a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) relating to the business stockholder’s proposal and any material interest of the stockholder in the outcome of the proposal.

o	a representation by the stockholder that the stockholder will appear in person or by proxy and will continue to be a stockholder through the date of the meeting of stockholders.

•	If the stockholder is nominating a director, the notice must state:

o	the name, age, business address and residence address of the proposed nominee.

o	the principal occupation or employment of the proposed nominee.

o	the class and number of shares of EVCI that are beneficially owned by the proposed nominee.

o
any other information relating to the proposed nominee that is required, by the SEC’s proxy rules in solicitations of proxies for elections of directors, or as is otherwise required, including the proposed nominee’s consent to being named in the proxy statement and to serve as director, if elected.

OTHER MATTERS

We know no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

By order of the Board of Directors,

/s/ Joseph D. Alperin
Joseph D. Alperin
Secretary

May 2, 2005

ANNEX A

EVCI CAREER COLLEGES HOLDING CORP.
AMENDED AND RESTATED 2004 INCENTIVE STOCK PLAN

1.      Purpose.  The purpose of the Amended and Restated 2004 Incentive Stock Plan (the “Plan”) is to enhance the ability of EVCI Career Colleges Holding Corp. (the “Company”) and its Related Entities to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders.  The term “Company” as used in this Plan shall, unless otherwise indicated, mean collectively the Company and/or its Related Entities, as the context requires.

2.     Certain  Definitions.

(a)   “Award” means an award determined in accordance with the terms of the Plan.

(b)   “Beneficial Owner” shall have the same meaning as in Rule 13(d)(3) of the Exchange Act.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means (i) the same as the definition of such term in an employment agreement or similar agreement, if any, between the Participant and the Company or (ii) if no such agreement exists, one or more of: (A) the Participant’s failure to perform the duties reasonably assigned to him or her by the Company, (B) a good faith finding by the Company of the Participant’s dishonesty, gross negligence or misconduct, (C) a material breach by the Participant of any written Company employment policies or rules or (D) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

(e) “Change in Control” means (i) the same as the definition of such term contained in an agreement, if any, between the Participant and the Company or (ii) if no such agreement exists (A) an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Section 14 of the Exchange Act in response to Item 6(e) of Schedule 14A promulgated thereunder or otherwise adopted or (A) any event the Board deems to be a Change of Control . The determination whether and when a Change in Control has occurred or is about to occur shall be made by the Board in office immediately prior to the occurrence of the event or series of events constituting such Change in Control.

(f) “Control Change Date” means the date designated by the Board of occurrence of the events or series of events constituting a Change of Control.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)     “Committee” means a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein.

and who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(i)    “Common Stock” means the common stock of the Company.

(j)    “Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Related Entity which is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Related Entity as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence.  The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted.

(k)     “Disability” has the meaning as provided in any long-term disability plan maintained by the Company or any Related Entity in which a Participant then participates; provided that, if no such plan exists, it shall have the meaning set forth in Section 22(e)(3) of the Code.

(l) “Effective Date” has the meaning set forth in Section 21 of the Plan.

(m) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

(n)   “Fair Market Value” per share as of a particular date means, unless otherwise determined by the Board, the average of the high and low sale prices of the Common Stock on the NASDAQ (or any other exchange or national market system upon which price quotations for the Company’s Common Stock is regularly available) for such date. In the event the particular date is not a trading day, the next price on the trading day shall apply.

(o)      “Immediate Family Member” means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

(p)  “Incentive Stock Option” means a stock option which is intended to meet the requirements of Section 422 of the Code.

(q) “Non-Employee Director” means a member of the Board who is not an employee of the Company or a Related Entity and who is independent under applicable listing standards of the principal exchange or national market system on which the Common Stock is listed.

(r)    “Nonqualified Stock Option” means a stock option which is not intended to be an Incentive Stock Option.

(s)   “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(t)   “Participant” means an individual who is eligible under Section 5 and is selected to participate in the Plan by the Committee.

(u)    “Related Entity” means an entity that the Board determines is an affiliate of the Company (including an entity that becomes an affiliate after the effective date of the Plan); provided that, with respect to Incentive Stock Options, it shall mean any Related Entity of the Company that is a corporation and which at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(v)     “Substitute Awards” means Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combined.

3.      Shares Subject to the Plan.

(a)    General.  Subject to adjustment in accordance with Section 16, the total of the number of shares of Common Stock which shall be available for the grant of Awards under the Plan shall not exceed 1,700,000 shares of Common Stock. Any Common Stock subject to an Option which is canceled or expires without exercise shall again become available for Award under the Plan.  Upon forfeiture of other Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, the shares covered thereby shall again be available for subsequent Awards under the Plan.  In addition, any shares of Common Stock tendered and/or withheld for the payment of any applicable withholding taxes shall again become available for the grant of subsequent Awards under the Plan.  The Company may, but is not required to, use the proceeds it receives for the payment of any Award under this Plan to purchase shares of its Common Stock in the open market and any such shares of Common Stock so purchased may be used for the issuance of Awards under this Plan.  Subject to adjustment in accordance with Section 16, no Participant shall be granted, during any one year period, Options to purchase, and/or stock appreciation rights based on the value of, more than 400,000 shares of Common Stock.  Common Stock available for issue or distribution under the Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

(b)   Incentive Stock Options.  Notwithstanding Section 3(a), subject to adjustment in accordance with Section 16, the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall not exceed 1,000,000.

4.      Administration.

(a)    Committee. The Plan shall be administered by the Committee.  All references to the Committee hereinafter shall mean the directors who could qualify to be members of the Committee if no such Committee has been appointed.

(b)   Authority and Duties. The Committee shall (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect.

(c)    Vote by Committee. Approval by a majority of the Committee members shall be sufficient to authorize any action by the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company and its Related Entities and stockholders, Participants and persons claiming rights from or through a Participant.

(d)   Delegation of Authority. The Committee may delegate to officers or employees of the Company or any Related Entity, and to service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions with respect to the Plan and Award agreements.

(e)    Limit on Liability; Indemnification. Members of the Committee and any officer or employee of the Company or any Related Entity acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5.      Eligibility.  Individuals eligible to receive Awards under the Plan shall be the officers, employees, directors and consultants of the Company and its Related Entities or any person who has agreed to provide services in any of those capacities but whose service has not yet commenced; provided that, only employees of the Company and its Related Entities may be granted Incentive Stock Options.

6.      Awards.  Awards under the Plan may consist of Options or other Awards, including Substitute Awards.

7.      Options.  Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

(a)    Types of Options.  Each Option agreement shall state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option.  The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Related Entities may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining Fair Market Value as of the date each respective Option is granted.  In the event such threshold is exceeded in any calendar year, such excess Options shall be automatically deemed to be Nonqualified Stock Options.  To the extent that any Option granted under this Plan which is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option shall be a Nonqualified Stock Option.

(b)   Option Price. The purchase price per share of the Common Stock purchasable under an Option shall be determined by the Committee and shall not be less than

100% of the Fair Market Value of the Common Stock on the date of grant; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Related Entities (a “10% Stockholder”) the price per share specified in the agreement relating to such Option shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.

(c)    Option Period.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable after the expiration of 10 years from the date the Option is granted; provided that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option shall not exceed five years from the date of grant.  Notwithstanding the foregoing, unless otherwise provided in an Award agreement, upon the death of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death, shall remain exercisable for one year following such death, notwithstanding the term of such Option.

(d)   Exercisability.  Each Option shall vest and become exercisable at a rate determined by the Committee on the date of grant.

(e)    Payment of Exercise Price.  The exercise price of the Option may be paid (i) in cash or by certified or bank check, (ii) by surrender of Common Stock held by the optionee for at least six months or such period as may be required to avoid a charge to earnings for financial accounting purposes only if so permitted by the Company, (iii) if established by the Company, subject to limitations on arranged loans required by Sarbanes-Oxley Act of 2002, through a “same day sale” commitment from optionee and a broker-dealer selected by the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, or (iv) by any combination of the foregoing, and, in all instances,  to the extent permitted by applicable law.   A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option shall be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8.      Other Awards.  Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan.  Any Awards under this Section 8 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee.  Payment of Common Stock awards made under this Section 8 which are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion. Where the Company receives no payment from the recipient of an Award under this Section 8, the minimum performance period shall be at least one year and a condition based upon continued employment or the passage of time shall provide for vesting or  settlement over a period of not less than three years.

9. Stock Appreciation Rights.

(a) General. The Committee may, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which shall be set forth in an agreement. If granted in connection with an Option, a stock appreciation right shall cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and shall, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

(b) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

(c) Stock Appreciation Right Related to an Option.

(i) A stock appreciation right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

(ii) Upon the exercise of a stock appreciation right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(d) Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than 10 years; provided, that, unless otherwise provided in an Award agreement, upon the death of a Participant, stock appreciation rights that would otherwise remain exercisable for a period of time following such death, shall remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a stock appreciation right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(e) Form of Payment. Payment of the amount determined under this Section 9(d) may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10. Non-Employee Director Options

(a) First Option. Each Non-Employee Director shall be automatically granted an Option to purchase 10,000 shares of Common Stock (the “First Option”) on the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a member of the Board who ceases to be an employee of the Company but who remains a member of the Board shall not receive a First Option and, in addition, a Non-Employee Director who has been granted stock or options by the Company under a consulting or other arrangement shall be ineligible to receive any subsequent automatic grants under this Section 9 unless the Committee determines otherwise.

(b) Subsequent Option. Each Non-Employee Director shall be automatically granted an Option to purchase 10,000 shares of Common Stock (the “Subsequent Option”) on March 1st of each year provided he or she is then a Non-Employee Director and if, as of such date, he or she shall have served on the Board for at least the preceding six months.

(c) Terms of Options. The provisions of First Options and Subsequent Options shall include:

•	a term of 10 years;

•	an exercise price per share of 100% of the Fair Market Value per share of Common Stock on the date of grant; and

•
the cumulative vesting of options to purchase one-third of the shares of Common Stock subject to the Option on the date of grant and one-third of the shares subject to the Option on each of the first and second anniversaries of the date of grant so that 100% of the shares subject to the Option are vested on the second anniversary of the grant date.

11.  Special Provisions.

(a)      Change in Control.  Unless otherwise provided in an Option agreement, after a Control Change Date each Option shall be fully exercisable thereafter in accordance with the terms of the applicable Option agreement. If not sooner exercisable under the terms of the applicable Option agreement, a Participant’s Option shall become fully vested and fully exercisable (i) as of his termination of employment if his employment terminates after a Control Change Date and he is terminated without Cause or following his refusal to continue his employment at a location that is more than a 50 mile radius from his principal place of employment prior to the Change of Control or (ii) as of the date that there is material reduction in the Participant’s compensation or duties if such reduction occurs after a Control Change Date. Notwithstanding any other provision of the Plan, a Change in Control shall be deemed an Event for purposes of Section 16(b).

(b)    Deferral.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends or cash payments in amounts equivalent to cash dividends with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested.

12.  Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option) or the vesting or payment of any other Award under the Plan or (c) under any other circumstances determined by the Committee in its sole discretion, the Company shall have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any taxes which the Company shall be required to withhold with respect thereto.

13.  Nontransferability, Beneficiaries.  Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts, partnerships or limited liability companies established for such family members), no Award shall be assignable or transferable by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options shall be exercisable, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity).  Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death.  If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death shall be transferred as provided in his will or by the laws of descent and distribution.  Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

14.  No Right to Continuous Service.  Nothing contained in the Plan or in any Award under the Plan shall confer upon any Participant any right with respect to the continuation of service with the Company or any of its Related Entities, or interfere in any way with the right of the Company or its Related Entities to terminate his or her Continuous Service at any time.

15.  Governmental Compliance.

(a) Precondition. Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b) Legend. All certificates for Common Stock delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

16.  Adjustments; Corporate Events.

(a)    Triggering Events. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the following: (i)  the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Subject to compliance with applicable laws, rules and regulations, the Committee’s determination under this Section 16(a) shall be final, binding and conclusive.

(b)   Termination After an Event. Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 30 days prior to such Event.

 (c)    No Limit on Company. The existence of the Plan, the Award agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

17.  Award Agreement.  Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

18.  Amendment.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that, (a) no amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, regulation or rule for which or with which the Board deems it necessary or desirable to qualify or comply, (b) except as provided in Section 16, no amendment shall be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent and (c) without the affirmative vote of the holders of shares of Common Stock having a majority of the votes cast on the proposal, the Plan cannot be amended to permit a reduction in the exercise price of outstanding Options (which are not Substitute Awards) or to increase the maximum number of shares for which Awards may be granted under the Plan.

19.  General Provisions.

(a)    Rule 16b-3 Compliance. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 18(a), such provision, to the extent possible, shall be interpreted and/or deemed amended so as to avoid such conflict.

(b)   No Stockholder Rights. Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to an Award until a certificate or certificates evidencing shares of Common Stock shall have been issued to the Participant and, subject to Section 16, no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

(c)    Governing Law. The law of the State of Delaware shall apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(d)     Gender. Where the context requires, words in any gender shall include any other gender.

(e)    Section Headings. Headings of Sections are inserted for convenience and reference; they do not constitute any part of this plan.

20.  Expiration of the Plan.  Subject to earlier termination pursuant to Section 18, the Plan shall have an indefinite term; provided that, no Incentive Stock Options may be granted following the 10-year anniversary of the Effective Date.

21.  Effective Date; Approval of Stockholders.  The Plan, and each subsequent amendment to the Plan requiring stockholder approval, is effective as of the date it is approved by the affirmative vote of the holders of shares of Common Stock having a majority of the votes cast on the proposal to approve the Plan or such an amendment, as the case maybe, at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware. The date the Plan is initially approved by stockholders is the “Effective Date.”

EVCI CAREER COLLEGES HOLDING CORP.

2005 Annual Meeting of Stockholders

Voting by telephone or Internet is quick, easy and immediate.  As a stockholder of EVCI Career Colleges Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card.  Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, date and returned the proxy card.  Votes submitted electronically over the Internet or by telephone must be received by 8:00 p.m., Eastern Time, on June10, 2005.

To Vote Your Proxy by Internet

www.continentalstock.com

Have your proxy card available when you access the above website.  Follow the prompts to vote your shares.

To Vote Your Proxy by Phone

1 (866) 894-0537

Use any touch-tone telephone to vote your proxy.  Have your proxy card available when you call.  Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail

Mark, sign and date your proxy card, then detach it and return it in the postage-paid envelope provided.

    FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY	Please mark
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	your votes
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	like this
☒

		WITHOLDING			FOR	AGAINST	ABSTAINED
	FOR	AUTHORITY
	(All Nominees)		2.	PROPOSAL TO APPROVE	☐	☐	☐
AMENDMENTS TO THE 2004
1. ELECTION OF CLASS 3 DIRECTORS:	☐	☐		INCENTIVE STOCK PLAN.
(To withhold authority to vote for any individual nominee, strike a line through			3.	PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT	☐	☐	☐
the nominee’s name in the list below)				AUDITORS.
			4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
01 Richard Goldenberg				SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
02 Elie Housman				MEETING.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ____________________________________ Signature ____________________________________ Date_____________
NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

EVCI CAREER COLLEGES HOLDING CORP.
2005 ANNUAL MEETING OF STOCKHOLDERS

(Monday, June 13, 2005, at 11:00 a.m.)

DIRECTIONS TO ZUPPA RESTAURANT
(Place of Meeting)

BY CAR:	BY TRAIN FROM GRAND CENTRAL
STATION:
Coming from Saw Mill River Parkway North	MetroNorth Hudson Line to Yonkers Station
Walk one block south on Buena Vista Ave and turn left onto Main St.
Take the YONKERS AVE WEST exit- (exit 5)	ZUPPA is located half-way up the block just past the Post Office
Travel approximately 1.3 miles (8 traffic lights) on YONKERS AVE
Turn RIGHT on RIVERDALE AVE (the 8th traffic light)
Turn LEFT at the 2nd traffic light onto MAIN STREET
ZUPPA is located on the right side half-way down the block.

Coming from Henry Hudson Parkway North

Take EXIT 22 - 253RD ST/ RIVERDALE AVENUE exit
Turn RIGHT over parkway onto RIVERDALE AVE
Continue on RIVERDALE AVE for approximately 2.6 miles
Turn LEFT onto MAIN STREET
ZUPPA is located on the right side half-way down the block.

Coming from Cross County Parkway West

Take EXIT 2 - SAW MILL PARKWAY/ ALBANY NORTH
exit
Take FIRSTexit EXIT 5
Turn RIGHT at the traffic light onto YONKERS AVE
Continue on YONKERS AVE for approximately 1.3 miles (8
traffic lights)
Turn RIGHT on RIVERDALE AVE (the 8th traffic light)
Turn LEFT at the 2nd traffic light onto MAIN STREET
ZUPPA is located on the right side half-way down the block.

(FREE PARKING ACROSS THE STREET)

      FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EVCI CAREER COLLEGES HOLDING CORP.

The undersigned appoints Dr. John J. McGrath and Dr. Arol I. Buntzman, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of EVCI Career Colleges Holding Corp. held of record by the undersigned at the close of business on April 25, 2005 at the 2005 Annual Meeting of Stockholders of EVCI to be held on June 13, 2005 or at any adjournment thereof.

The Board unanimously recommends that stockholders vote FOR each director nominee and proposals 2 and 3.

(Continued, and to be marked, dated and signed, on the other side)